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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

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                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12 (b) OR 12 (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                       AUTOMOTIVE ONE PARTS STORES, INC.
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             (Exact Name of Registrant as Specified in its Chapter)


     Florida                                                  59-1867299
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(State of Incorporation                                        (I.R.S.
  or Organization)                                  Employer Identification No.)


701 West Church Street                                          32802
Orlando, Florida
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(Address of Principal Executive Officers)                     (Zip Code)


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
If this form relates to the registration of                                  If this Form relates to the registration
a class of securities pursuant to Section 12(b) of the                       of a class of securities pursuant to Section 12(g)
Exchange Act and is effective pursuant to General Instruction                of the Exchange Act and is effective
A (c), please check the following box.  [ ]                                  pursuant to General Instruction A (d),
                                                                             please check the following box.   [X]

Securities Act registration statement number to which this form relates:     333-27227
                                        (If applicable)                      -------------------------

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Securities to be registered pursuant to Section 12(b) of the Act:

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
                 Title of Each Class                                   Name of Each Exchange on Which
                 to be so Registered                                    Each Class is to be Registered
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

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Securities to be registered pursuant to Section 12 (g) of the Act:

                     Common Stock, par value $.01 per share
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                                (Title of Class)

                   Redeemable Common Stock Purchase Warrants
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                                (Title of Class)
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Item 1.  Description of Registrant's Securities to be Registered.

        The Company is registering its securities with both the Boston Stock Exchange (under Section 12(b)) and the Nasdaq SmallCap Market (under Section 12(g)). This Registration Statement relates to the Registrant's Common Stock, $.01 par value, and Redeemable Common Stock Purchase Warrants. A description of the Registrant's Common Stock, and Redeemable Common Stock Purchase Warrants are contained in the Prospectus under the caption "Description of Securities," which is a part of Registrant's Registration Statement on Form SB-2, File No. 333-27227, filed with the Securities and Exchange Commission on May 15, 1997 and the Exhibits thereto, Amendment No. 1 to the Registration Statement and Exhibits thereto filed on October 22, 1997, Amendment No. 2 to the Registration Statement and Exhibits thereto filed on December 23, 1997, and Amendment No. 3 to the Registration Statement and Exhibits thereto filed on February 13, 1998, all of which are incorporated herein by reference. Such description will also be included in any future amendments to the Registration Statement and in the form of Prospectus subsequently filed by the Registrant pursuant to Rule 424(b), which Prospectus shall upon filing be deemed to be incorporated by reference herein.

Item 2.  Exhibits.

I.       Exhibit List

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  3.1    Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant's Amendment No. 3 to the Registration Statement on Form SB-2, File No. 333-27227 (the "Amendment 3")).

  3.2    Amended and Restated Bylaws (incorporated by reference to Exhibit
         3.2 of Registrant's Amendment 3).

  4.1 Specimen of Common Stock Certificate (incorporated by reference to Exhibit 4.1 of Amendment No. 2 to the Registrant's Registration Statement).

  4.2    Specimen of Warrant Certificate (incorporated by reference to
         Exhibit 4.2 of Amendment No. 2 to the Registrant's Registration Statement).

  4.3 Form of Warrant Agreement between the Registrant and American Stock Transfer & Trust Company, as Warrant Agent (incorporated by reference to Exhibit 4.3 of Amendment No. 2 to the Registrant's Registration Statement).

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II.      Not Applicable.
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                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                               AUTOMOTIVE ONE PARTS STORES, INC.


Date:  February 13, 1998                       By: /s/ Robert H. Gentry, III
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                                                   Robert H. Gentry, III
                                                   President and Chief Executive
                                                   Officer